DECLARATION OF TRUST OF DECS TRUST IV

           Declaration of Trust, dated as of December 17, 1998, between Alan Rifkin, as sponsor (the "Sponsor"), and Tyler
Dickson, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

           1. The trust created hereby shall be known as "DECS
Trust IV," in which name the Trustee, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

           2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $1. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto or in such other form as the Trustee may approve.

           3. The Sponsor and the Trustee will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

           4. This Declaration of Trust may be executed in one or more counterparts.

           5. The Trustee may resign upon thirty days prior notice to the Sponsor.

           IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the date first above written.

                                  SPONSOR


                                     /s/  Alan Rifkin
                                ----------------------------
                                  Alan Rifkin, as Sponsor



                               TRUSTEE


                                     /s/  Tyler Dickson
                                ----------------------------
                                  Tyler Dickson, as Trustee

          THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE
TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT REFERRED
TO BELOW TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE
ACCEPTANCE HEREOF ASSENTS AND IS BOUND.



NO. __                                               ______ DECS

                          DECS TRUST IV

                      CUSIP NO. ____________



           THIS CERTIFIES THAT SALOMON SMITH BARNEY INC. IS THE RECORD OWNER OF ___ DECS OF DECS TRUST IV CONSTITUTING FRACTIONAL UNDIVIDED INTERESTS IN DECS TRUST IV, A TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE PURSUANT TO AN AMENDED AND RESTATED DECLARATION OF TRUST BETWEEN SALOMON SMITH BARNEY INC. AND THE TRUSTEES NAMED THEREIN. THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF
THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST'S ADMINISTRATOR AND PAYING AGENT, ATTENTION: ___. THIS CERTIFICATE IS TRANSFERABLE AND EXCHANGEABLE BY THE REGISTERED OWNER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY AT THE OFFICE OF THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUMENT OF TRANSFER AND ANY OTHER DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO
THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

           THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY
COUNTERSIGNED BY THE PAYING AGENT.

           WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING
TRUSTEE.

DATED:                         DECS TRUST IV



                               By:_______________________________
                                    Trustee


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